Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report, dated July 29, 2025 except for Note 1 and Note 12 as to which date is September 12, 2025, with respect to the consolidated financial statements of AMATUHI HOLDINGS, Inc. and its subsidiaries, included in this Registration Statement on Form S-1. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

September 12, 2025